UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT  REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 9, 2015

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CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
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Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W.,  Kennesaw,  Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2015, CryoLife, Inc. (“CryoLife” or the “Company”) and Steven G. Anderson, the Company’s Executive Chairman of the Board, entered into a Separation Agreement (the “Agreement”) that is expected to become irrevocable eight days after its execution (the “effective date”).

The Agreement documents Mr. Anderson’s retirement from employment with and service to the Company, including his resignation as Executive Chairman and as a member of the CryoLife, Inc. Board of Directors (the “Board”),  effective April 9, 2015 (the “termination date”).  This summary is qualified in its entirety by reference to the Agreement included as Exhibit 10.1, and to the press release included as Exhibit 99.1, to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with the terms of the Agreement, Mr. Anderson will receive the benefits described below:

•	$400,000 in cash, payable in a lump sum at the same time the Company pays Mr. Anderson the “severance payment” (described below) provided for by his employment agreement (the “Employment Agreement”);
•

25% of the annual bonus he would have been entitled to under his Employment Agreement and the CryoLife, Inc. Fiscal Year 2015 Executive Incentive Plan Bonus Agreement (the “Bonus Agreement”) had he continued to serve as Executive Chairman through December 31, 2015 and met or exceeded his personal performance expectations, payable at the time such bonuses are paid to other senior executives of the Company;

•

Accelerated vesting of all outstanding but unvested stock options, restricted stock awards, and performance share awards (each, an “equity award”) granted under the Company’s incentive stock plans subject to the following: (i) such acceleration shall be effective as of the termination date, and (ii) each agreement related to an equity award shall be deemed amended to comply with the Agreement; and

•	Reimbursement of attorneys’ fees incurred in connection with the negotiation of the Agreement in an aggregate amount not to exceed $20,000.

Mr. Anderson agreed to (i) protect certain confidential information, proprietary information, and trade secrets of CryoLife, and (ii) for a period of two years after the termination date, (A) not solicit on behalf of a competing business any customers, clients, or active prospects of CryoLife with whom he has had material contact, (B) not compete with CryoLife in the “territory,” as defined in the Agreement, and (C) not solicit or induce employees of CryoLife to terminate their employment with CryoLife, subject to specified exceptions.  The Agreement also provides that Mr. Anderson will decline election and not serve as a director should he be elected to the Board in 2015. Subject to conditions contained in the Agreement, Mr. Anderson also granted the Company a right to “claw back” the severance payment he is entitled to receive under his Employment Agreement, as well as benefits paid pursuant to the Agreement, if he violates these provisions.

The Agreement provides that Mr. Anderson may sell his shares of CryoLife common stock on the New York Stock Exchange, but also provides that if he wishes to sell an aggregate of 300,000 or more shares in a “block sale,” as defined in the Agreement,  to a “13D purchaser,” he must first offer them to the Company.  The Agreement defines a “13D purchaser” as a person who, to the knowledge of Mr. Anderson, has filed, intends to file, or would be required to file Schedule 13D with the Securities and Exchange Commission if the purchase of shares from Mr. Anderson would cause such person’s beneficial ownership of CryoLife stock to exceed five percent.

The Agreement also provides that for a six-month period after the termination date, Mr. Anderson will provide advisory and consulting assistance, at the request of the Board, for up to ten hours per month, for which he will receive a per diem payment of $1,000.

In lieu of reimbursing the “major medical benefits” pursuant to the Employment Agreement, and subject to certain conditions, the Company will instead reimburse Mr. Anderson and his spouse for the duration of their lives for the premiums paid by each of them for a Medicare supplemental policy that, together with Medicare Parts A, B, and D, will provide coverage that is substantially identical to the coverage previously provided to them under the Company’s health care plan for active employees and their dependents. In no event, however, will the aggregate annual amount of the premium reimbursement to them for any calendar year exceed the “maximum annual premium amount” determined in accordance with the Employment Agreement.  (The Employment Agreement was filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.)

The benefits described above are subject to the condition that Mr. Anderson (i) deliver a release as described below within 30 days following the termination date and (ii) comply with the material terms of the Agreement and the terms of the Employment Agreement that survive his termination of employment.

In return for the benefits provided for under the Agreement, Mr. Anderson must forever release, waive, and discharge CryoLife, its direct and indirect subsidiaries, and its affiliates from any and all claims and causes of action that Mr. Anderson had through the date of the release, except as provided in the Agreement.  The Company also releases Mr. Anderson from specified claims.

Mr. Anderson has the right to revoke the Agreement at any time on or before April 17, 2015.

The Agreement provides that Mr. Anderson is not entitled to a “change in control termination payment” or other benefits provided for under his Employment Agreement, except as expressly provided for in the Agreement.  The Agreement also provides that, in addition to the amounts described above, Mr. Anderson will also receive the following benefits that are payable pursuant to the Employment Agreement:

•	A “severance payment,” as defined in the Employment Agreement, in the amount of $1,985,000, subject to certain tax adjustments; and

•	All accrued, but unpaid salary, vacation, and paid time off, as well as reimbursement of business-related expenses.

In conjunction with Mr. Anderson’s retirement, the Company’s Board of Directors has reduced the size of the Board from nine to eight members and has elected J. Patrick Mackin to serve as its Chairman of the Board.  Mr. Mackin will not receive any additional compensation for service as Chairman of the Board.

Section 9Financial Statements and Exhibits.

Item 9.01(d)Exhibits.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
10.1	Separation Agreement between CryoLife, Inc. and Steven G. Anderson dated as of April 9, 2015
99.1*	Press release dated April 10, 2015

*  This exhibit is furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date:  April 10, 2015

By:	/s/ D. Ashley Lee
Name:	D. Ashley Lee
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer